                                                                 Exhibit 99.1

                               [WARRANTECH LOGO]


FOR IMMEDIATE RELEASE




CONTACTS:     RICHARD GAVINO                     VIRGINIA STUART
              CHIEF FINANCIAL OFFICER            VP-INVESTOR RELATIONS
              WARRANTECH CORPORATION             MICHAEL A. BURNS & ASSOCIATES
              817-785-1366                       214-521-8596
              RICHARD_GAVINO@WARRANTECH.COM      VSTUART@MBAPR.COM


          WARRANTECH ANNOUNCES FOURTH QUARTER AND FISCAL 2003 EARNINGS

              TWELVE CONSECUTIVE QUARTERS OF PROFITABLE PERFORMANCE

BEDFORD, TEXAS - JUNE 25, 2003 - Warrantech Corporation (OTC: WTEC), a leading independent provider of service contracts and after-market warranties, today reported profits for the twelfth consecutive quarter. Net income was $234,000 or $0.01 per diluted share for the company's fourth quarter for fiscal 2003, which ended March 31, 2003, versus $1,195,000 or $0.08 per diluted share in the same period a year ago. The change in net income for the fourth quarter was the result of higher levels of deferred revenue in the amount of $6,529,826 during the fourth quarter 2002. Deferred revenue for the fourth quarter 2003 was $3,652,025.

         For the twelve months ended March 31, 2003, net income was $2,861,000 or $0.19 per diluted share, up 6 percent compared to net income of $2,695,000 or $0.18 per diluted share for the fiscal year 2002. The rise in earnings for fiscal year 2003 ended March 31, 2003 was the result of an increase in gross revenues of over 24 percent. Earnings have continued to grow in


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Warrantech Corporation                                         June25, 2003
Fourth Quarter and FY 2003 Earnings


conjunction with rising levels of gross revenue and increased business volume. This rise in gross revenue contributed to increased net earned administrative fees that were reduced by a drop in deferred revenue of $2,877,801 in fiscal 2003 versus fiscal 2002. Warrantech's ability to maintain a streamlined operating infrastructure and minimize SG&A expense was also a prime contributor to fiscal 2003 profits.

         "Warrantech is proud of our operating performance during fiscal 2003. Our gross revenues were up significantly as we continue to log profits, quarter after quarter. Today, we reported twelve consecutive quarters of positive earnings, " said Joel San Antonio, Warrantech chairman and chief executive officer. "Warrantech has remained at the forefront of our industry because of our ability to identify and meet the needs of our customers. This year, our new business efforts have resulted in signed agreements with companies such as VTech Communications Inc., one of the world's leading consumer-focused technology companies, Braun Corporation, Monro Muffler, Rex Stores, and MARTA Cooperative, among others. Our excellent service record encouraged retailers such as Desears Appliance and Anderson's TV to return to Warrantech. Despite economic uncertainty in the United States, Warrantech continues to maintain profitable business trends."

         "Warrantech's new first class world headquarters in Bedford, Texas is the primary reason we can provide such a high standard of service - while maintaining lower operating costs. We are optimistic about the future. We have the people, the programs and the means to deliver the profits our dealers and shareholders have come to expect," San Antonio said.

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Warrantech Corporation                                         June25, 2003
Fourth Quarter and FY 2003 Earnings


GROSS REVENUES

         Gross revenues for the fourth quarter ended March 31, 2003, were $40,599,000, an increase of 10 percent, compared to $37,064,000 for the same period last year. For the year, gross revenues grew 24 percent to $150,344,000 versus $121,119,000 last year.

         The Automotive segment reported gross revenues of $30,366,000 during the fourth quarter ended March 2003 from $24,747,000 in the comparable quarter the prior year. For the twelve months ended March 31, 2003, the Automotive segment had gross revenues of $108,025,000, up 38 percent compared to $78,214,000 in the prior year. The International segment had gross revenues of $1,367,000 for the fourth quarter 2003, up 33 percent compared to $1,030,000 in the same period the prior year. For the twelve months ended March 31, 2003, the International segment had gross revenues of $5,474,000 an increase of 21 percent compared to $4,520,000 in the corresponding period a year ago. Consumer Products segment reported gross revenues of $8,939,000, during the fourth quarter 2003 compared to $11,294,000 in the corresponding 2002 period. For the twelve-month period ended March 31, 2003, Consumer Products segment reported gross revenues of $37,157,000 down 4 percent compared to $38,796,000 in the corresponding period the previous year.

NET EARNED ADMINISTRATIVE FEE

         Net earned administrative fees are gross revenues less the combined sum of premiums, commissions, sales allowances and deferred revenue. The net earned administrative fee for the fourth quarter ended March 31, 2003 was $9,841,000, compared to $10,452,000 for the same

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Warrantech Corporation                                         June25, 2003
Fourth Quarter and FY 2003 Earnings


period last year. For the twelve months ended March 31, 2003, the net earned administrative fee increased 2 percent to $38,156,000 compared to $38,025,000 in the previous year. The change in net earned administrative fees was due primarily to the appreciable increase from both new and existing products and new and existing dealers reduced by less deferred revenue this year versus last year.

         The Automotive segment's net earned administrative fee was $3,855,000 during the fourth quarter 2003 compared to $ 6,588,000 in the same period in fiscal 2002. For the twelve months ended March 31, 2003, Automotive segment net earned administrative fee was $18,517,000, a decrease of 4 percent compared to $19,346,000 reported during the previous year. Although the Automotive segment had an increase of $1,050,751 in net earned administrative fees from an increase in sales volume, it was offset by higher premium costs, lower unit net margin and lower net deferred revenues recognized this period.

         The net earned administrative fee for the Consumer Products segment decreased during the fourth quarter to $2,198,000 from $3,683,000 for the same quarter the previous year. The decrease was due to higher sales related variable costs associated with a major customer and lower deferred revenues from prior periods. During the twelve-month period ended March 31, 2003, net earned administrative fees for the Consumer Products segment were $13,766,000 down 18 percent from $16,711,000 in the prior year. The change was primarily attributed to lower net earned administrative fees associated with a major customer, as higher volume rebates to the customer and higher premium fees associated with the products sold, cut into the net earned administrative fee margins.


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Warrantech Corporation                                         June25, 2003
Fourth Quarter and FY 2003 Earnings


         Net earned administrative fees for the International segment increased to $832,000 in the fourth quarter 2003, up 345 percent from $187,000 during the same quarter the prior year. The dramatic increase in the International net earned administrative fees was the result of improved margins in South America and increased market penetration in Puerto Rico. For the twelve months ended March 31, 2003, net earned administrative fee for the International segment increased 35 percent to $3,182,000 compared to $2,353,000 in fiscal 2002. During fiscal 2003, the International segment net earned administrative fee income rose due to increased market penetration from existing customers in the Latin American market.

SERVICE, SELLING, GENERAL AND ADMINISTRATIVE (SG&A)

         SG&A expenses for the fourth quarter 2003 were $8,591,000, compared to $7,526,000 in the corresponding quarter the previous year. Rent related expense increased $427,000, while sales related costs increased $298,000 during the current quarter compared to the same period last year. Telephone expenses were $287,000 down 36 percent in the fourth quarter ended 2003 from $450,000 in the same quarter the previous year.

         For the fiscal year ended March 31, 2003, SG&A expenses were $31,093,000, up $325,000 or 1 percent from $30,768,000 in the same period the prior year. The change in SG&A expense results from higher litigation expenses related to several lawsuits that were settled in 2003, which were partially offset by lower employee and telephone expenses associated with the company's strict cost cutting programs. For the twelve-month fiscal 2003 period, employee and payroll expenses were $17,957,000 down 3 percent compared to $18,589,000 in the same period

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Warrantech Corporation                                         June25, 2003
Fourth Quarter and FY 2003 Earnings


a year ago. For the twelve months ended March 31, 2003, telephone expenses were $1,467,000 down 39 percent from $2,419,000 in the prior year period. Rent expense was $1,863,000 for fiscal 2003 compared to $1,415,000 for fiscal 2002, which reflects the company's move to its new corporate headquarters in Bedford, Texas.

INCOME FROM OPERATIONS

         Income from operations for the fourth quarter 2003 was $94,000 compared to $1,885,000 in the previous year. For the twelve months ended March 31, 2003, income from operations was $3,027,000, down 15 percent compared to $3,576,000 in the prior year as described above.

OTHER MATTERS

         During the fiscal year ended March 31, 2003, the Company's operations provided $9,558,420 of net cash compared to cash from operations of $10,077,578 for the fiscal year ended March 31, 2002. The change in net cash from operations, relates to unfavorable changes in its working capital from negative $1,656,179 at March 31, 2002 to a negative $2,985,930 at March 31, 2003. The change in working capital resulted primarily from advances made by the Company to the obligor under the service contracts, Butler Financial Solutions, LLC ("Butler"), to assist Butler in funding claims under service contracts previously insured by Reliance Insurance Company which is liquidation and unable to pay those claims.

         The Division of Corporation Finance of the Securities and Exchange Commission ("SEC") recently selected the Company's periodic reports for review. The SEC staff stated that the purpose of the review is to assist the Company in its compliance with applicable disclosure requirements

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Warrantech Corporation                                         June25, 2003
Fourth Quarter and FY 2003 Earnings


and to enhance the overall disclosure in the Company's reports. As a result of the communications with the SEC staff, the Company agreed to amend certain of its disclosures and these disclosures are reflected in Annual Report on Form 10-K for the fiscal year ended March 31, 2003, which was filed with the SEC yesterday. The Company also decided to restate its financial statements for prior periods to reflect certain changes in accounting policy. Although the cumulative effect of the change to prior periods is a net benefit of $1,721,184 in retained earnings, the new accounting policy did not have a material effect on the results reported in the fiscal year ended March 31, 2003. The SEC staff's most recent set of questions, to which the Company has responded, pertained primarily to the Company's accounting treatment of the obligations assumed by Butler under the service contracts administered by the Company and related financial disclosures. The Company may receive further comments from the SEC staff based upon its review.


ABOUT WARRANTECH:
WARRANTECH CORPORATION ADMINISTERS AND MARKETS SERVICE CONTRACTS AND AFTER-MARKET WARRANTIES ON AUTOMOBILES, AUTOMOTIVE COMPONENTS, RECREATIONAL VEHICLES, APPLIANCES, CONSUMER ELECTRONICS, HOMES, COMPUTER AND COMPUTER PERIPHERALS FOR RETAILERS, DISTRIBUTORS AND MANUFACTURERS. THE COMPANY CONTINUES TO EXPAND ITS DOMESTIC AND GLOBAL PENETRATION, AND NOW PROVIDES ITS SERVICES IN THE UNITED STATES, CANADA, PUERTO RICO AND LATIN AMERICA. FOR ADDITIONAL INFORMATION ON WARRANTECH, ACCESS HTTP://WWW.WARRANTECH.COM/.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Except for the historical information contained herein, the matters discussed in this release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The Company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions, based on information currently available to management. Such views and assumptions are based on, among other things, the Company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the Company believes that the expectations reflected in such forward-



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Warrantech Corporation                                         June25, 2003
Fourth Quarter and FY 2003 Earnings


looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company's products and services, (b) availability of technical support personnel or increases in the rate of turnover of such personnel, resulting from increased demand for such qualified personnel, (c) changes in the terms or availability of insurance coverage for the Company's programs, (d) regulatory or legal changes affecting the Company's business, (e) loss of business from or significant change in relationship with, any major customer of the Company, (f) the ability to successfully identify and contract new business opportunities, both domestically and internationally, (g) the ability to secure necessary capital for general operating or expansion purposes,
(h) adverse outcomes of litigation, (i), if any of the insurance companies, which insure the service contracts, marketed and administered by the Company were unable to pay the claims under the service contracts, it could have a materially adverse effect on the Company's business,(j),if Butler Financial Solutions, LLC is unable to cover the claims previously insured by Reliance Insurance Companies, or if the Company's current insurance carrier ceases to provide credit to the Company in order to fund any shortfalls required by Butler; since management is not able to determine the Company's potential claims liability, if any, under such contracts, the Company has not taken a reserve for claims losses for which the Company may ultimately be liable, (k) the effect on future periods resulting from the Company's change in accounting policy with respect to the timing of recognition a portion of its revenues from the administration of service contracts (l) the non-payment of notes due from an officer and two directors of the Company in 2007, and (m) the outcome of the review currently being conducted by the SEC staff of the Company's financial statements and related disclosures. Should one or more of these or any other risks or uncertainties materialize or develop in a manner adverse to the Company, or should the Company's underlying assumptions prove incorrect, actual results of operations, cash flows or the Company's financial condition may vary materially from those anticipated, estimated or expected.


                                      # # #

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Warrantech Corporation                                         June25, 2003
Fourth Quarter and FY 2003 Earnings


                     WARRANTECH CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                  For the Three Months Ended                   For the Years Ended
                                                           March 31,                                March 31,
                                               ----------------------------------      ------------------------------------
                                                      2003              2002*                    2003              2002*
                                               ----------------   ---------------      ----------------    ----------------
Earned administrative fee (net of
    amortization of deferred costs)                 $9,840,611       $10,452,008           $38,155,914         $38,000,275
                                               ----------------   ---------------      ----------------    ----------------
Costs and expenses
   Service, selling, and general and
       Administrative                                8,591,097         7,525,840            31,092,940          30,768,340
   Legal settlement                                          -                 -                     -           (824,332)
   Provision for bad debt expense                      150,444                 -               150,444                   -
   Depreciation and amortization                     1,004,972         1,041,320             3,885,054           4,480,442
                                               ----------------   ---------------      ----------------    ----------------
Total costs and expenses                             9,746,513         8,567,160            35,128,438          34,424,450
                                               ----------------   ---------------      ----------------    ----------------

Income from operations                                  94,098         1,884,848             3,027,476           3,575,825

Other income                                           265,437           178,843             1,060,846             857,466
                                               ----------------   ---------------      ----------------    ----------------

Income before provision for income taxes               359,535         2,063,691             4,088,322           4,433,291
Provision for income taxes                             125,469           868,489             1,227,043           1,738,609
                                               ----------------   ---------------      ----------------    ----------------

Net income                                            $234,066        $1,195,202            $2,861,279          $2,694,682
                                               ================   ===============      ================    ================

Earnings per share:
    Basic                                                $0.01             $0.08                 $0.19               $0.18
    Diluted                                              $0.01             $0.08                 $0.19               $0.18

Weighted average number of shares outstanding:
    Basic                                           15,305,702        15,307,665            15,317,881          15,259,437
    Diluted                                         15,687,467        15,351,691            15,398,910          15,261,444



*Restated to reflect the correction of net earned administrative fees.



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Warrantech Corporation                                         June25, 2003
Fourth Quarter and FY 2003 Earnings



                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                   MARCH 31,        March 31,
                                                                     2003             2002*
                                                               ------------------ --------------
           A S S E T S

           Current assets:
           Cash and cash equivalents                                  $5,478,095     $7,033,448
           Investments in marketable securities                          843,980        954,653
           Accounts receivable, (net of allowances of
              $230,064 and $256,019, respectively)                    22,008,608     18,442,135
           Loan receivables - Butler Financial Solutions, Inc.         8,612,678      2,754,691
           Other receivables - net                                     5,299,887      2,149,667
           Income tax receivable                                              --      1,129,076
           Deferred income taxes                                       2,098,171      2,653,000
           Employee receivables                                           73,833         27,391
           Prepaid expenses and other current assets                   1,218,392        600,944
                                                               ------------------ --------------
              Total current assets                                    45,633,644     35,745,005
                                                               ------------------ --------------

           Property and equipment, net                                 8,296,313      9,299,713
                                                               ------------------ --------------

           Other assets:
           Excess of cost over fair value of assets acquired
              (net of accumulated amortization of $5,825,405)          1,637,290      1,637,290
           Deferred income taxes                                         800,406      1,434,104
           Deferred direct costs                                       9,972,309     22,570,930
           Investments in marketable securities                        1,355,263      1,376,619
           Restricted cash                                               825,000        825,000
           Split dollar life insurance policies                          877,126        904,172
           Notes receivable                                            5,411,653      2,818,639
           Other assets                                                   47,123         44,546
                                                               ------------------ --------------
                     Total other assets                               20,926,171     31,611,300

                                                               ------------------ --------------
                               Total Assets                          $74,856,128    $76,656,018
                                                               ================== ==============


*Restated to reflect the correction of net earned administrative fees.



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Warrantech Corporation                                         June25, 2003
Fourth Quarter and FY 2003 Earnings


                     WARRANTECH CORPORATION AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                        MARCH 31,         March 31,
                                                                          2003              2002*
                                                                    -----------------  ----------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of long-term debt and capital lease                   $802,070          $801,788
obligations
   Insurance premiums payable                                             36,070,992        26,470,265
   Income taxes payable                                                       81,236                 -
   Accounts and commissions payable                                        8,118,371         6,960,465
   Accrued expenses and other current liabilities                          3,546,906         3,168,666
                                                                    -----------------  ----------------
      Total current liabilities                                           48,606,757        37,401,184
                                                                    -----------------  ----------------

Deferred revenues                                                         15,065,547        30,942,984
Long-term debt and capital lease obligations                               1,218,670           957,159
Deferred rent payable                                                        417,720           190,260
                                                                    -----------------  ----------------
   Total liabilities                                                      67,308,718        69,491,587
                                                                    -----------------  ----------------

Commitments and contingencies                                                     --                --

Stockholders' equity:
   Preferred stock - $.0007 par value authorized - 15,000,000
       Shares issued - none at Mar. 31, 2003 and Mar. 31, 2002                    --                --
   Common stock - $.007 par value authorized - 30,000,000
       Shares issued - 16,530,324 shares at Mar. 31, 2003 and
       16,525,324 shares at March 31,2002                                    115,714           115,679
   Additional paid-in capital                                             23,760,809        23,745,944
   Loans to directors and officers                                      (10,462,094)      (10,163,875)
   Accumulated other comprehensive income, net of taxes                    (196,974)          (52,028)
   Retained earnings (deficit)                                               604,631       (2,256,648)
                                                                    -----------------  ----------------
                                                                          13,822,086        11,389,072
   Treasury stock - at cost, 1,249,690 shares at Mar. 31, 2003
       and 1,212,159 shares at March 31, 2002                            (4,274,670)       (4,224,641)
                                                                    -----------------  ----------------
           Total Stockholders' Equity                                      9,547,416         7,164,431
                                                                    -----------------  ----------------

                                                                    -----------------  ----------------
        Total Liabilities and Stockholders' Equity                       $74,856,128       $76,656,018
                                                                    =================  ================


*Restated to reflect the correction of net earned administrative fees.

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